UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2012

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

12763 Clear Springs Drive Jacksonville, Florida (Address of Principal Executive Offices)	32225 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

    (a)    On July 18, 2012, the board of directors of American Restaurant Concepts, Inc. (the “Company”), upon the recommendation of the Company’s management, concluded that the previously issued audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2010 should no longer be relied upon because they contain errors in the accounting treatment of a variety of financial items, including but not limited to salaries and wages, general and administrative expenses, interest expense and other income.

    The Company plans to present the restated financial statements in its Annual Report on Form 10-K for the year ended December 25, 2011, which the Company expects to file promptly after this filing.

    The board of directors has discussed the matters disclosed in this filing with M&K CPAS, PLLC, the Company’s independent registered public accounting firm.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: July 24, 2012	By:	/s/ Michael Rosenberger
Michael Rosenberger
President and Chief Executive Officer